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                                                                 EXHIBIT 23.1
[KPMG Letterhead]


                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this registration statement of our report dated June 6, 1997, related to the consolidated financial statements of Airways Corporation and subsidiaries appearing in the Company's Annual Report in Form 10-K for the year ended March 31, 1997.

Our report refers to a change in the method of accounting for computer reservation fee expense in 1997 and credit card processing fee expense in 1996.

                                              KPMG PEAT MARWICK, LLP




Orlando, Florida
September 15, 1997